UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2024

NYIAX, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41626	46-0547534
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Maiden Lane, 11th Floor

New York, NY 10005

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (917) 444-9259

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

On May 1, 2024, the Board of Directors (the “Board”) of the Company appointed Teresa Gallo, the Company’s CEO, Bruce Cooperman, Michael Garone and Paul Richardson as Directors of the Company. Set forth below are the new directors biographies.

Teresa Gallo (Chief Executive Officer and Director)

Teresa Gallo was appointed the Company’s Chief Executive Officer on January 19, 2024. In 2023 Ms. Gallo founded Assemblage Digital, a boutique advisory firm focused on digital marketing, commercial strategies, and revenue development for technology companies. From May 2020 to May 2023, Ms. Gallo served as Executive Vice President and General Manager at Kinneso, a technology driven marketing and advertising agency and affiliate of Interpublic Group of Companies, Inc. (“IPG”), in New York, New York. Ms. Gallo led Kinneso’s global marketplace team and was responsible for organization design, strategy, operations, revenue delivery, partnerships and market expansion of its business. From December 2018 to May 2020, Ms. Gallo served as Chief Digital Officer for Orion, a subsidiary of IPG, where she oversaw Orion’s worldwide digital business and designed the roll-out and implementation of Orion’s programmatic advertising platform for publisher and advertiser utilization. From October 2013 to July 2018, Ms. Gallo served as Senior Vice President at OpenX, a programmatic advertising platform for publishers, advertisers, and agencies. Ms. Gallo was responsible for OpenX’s global corporate business development for publishers and advertisers. Prior to joining Open X, Ms. Gallo was a founding executive at Cadreon, IPG’s first global programmatic agency and she spent over a decade at AOL in leadership roles. Ms. Gallo currently serves on the board of directors of the Rutgers University Center for Innovation Education, where she participated in framing the direction and growth of the Rutgers’s Innovation Center and its Professional Science master’s degree in data.

Paul Richardson (Director)

Paul Richardson served as a board member and Chief Financial Officer of WPP Group, where he was responsible for WPP Group’s worldwide functions in finance, information technology, procurement, property, treasury, taxation, internal audit and corporate and social responsibility initiatives from 1996 to 2020. Mr. Richardson initially joined WPP Group as Treasurer in 1992. At WPP Group, Mr. Richardson was involved with the company’s M&A activity, including WPP’s acquisitions of Young & Rubicam, Grey Global Group, Taylor Nelson Sofres and 24/7 Real Media. In addition, he served a non-executive director of two companies associated with WPP Group, Chime Communications PLC from 1997 to 2014 and STW Communications Group Limited in Australia from 1999 to 2020. Prior to joining WPP, Mr. Richardson worked in Beecham Finance as Assistant Treasurer of Beecham Group (now GlaxoSmithKline) from 1982 to 1985 and as Deputy Treasurer at Hanson Trust from 1986 to 1992. He also served on the board of Ceva Group PLC (a subsidiary of Apollo. Mr. Richardson trained as a Chartered Accountant in London with KPMG, and is a Fellow of the Association of Corporate Treasurers. Mr. Richardson was also awarded the FTSE 100 Finance director of the year in 2007. He received a degree in 1979 from the University of East Anglia in the United Kingdom.

Michael M. Garone (Director)

Mr. Garone began his financial services career on Wall Street in 1977. Mr. Garone currently serves as an Independent Financial Consultant with Garone Capital Management, a sole proprietorship, and has served in this role since November 2010. Mr. Garone brings over 45 years of experience managing both domestic and international businesses for top tier financial institutions. To that end, Mr. Garone served as: Vice President and CFO of CM&M Futures Group from November 1984 to January 1990 and was Vice President and CFO of Carroll McEntee & McGinley Securities, Inc. from November 1980 to November 1984 (both subsidiaries of HSBC Ltd.); President, COO and Board member of Adler, Coleman & Co., an NYSE clearing member, from January 1990 to December 1991; Managing Director, CFO and Board member of Serfin Securities, Inc. from January 1992 to December 1997 and Managing Director, CFO and Board member of Serfin International Holdings, Inc. from January 1992 to December 1997 (both subsidiaries of Grupo Financiero Serfin); Executive Vice President and CFO of ABSA Securities, Inc. from January 1998 to February 1999 (a subsidiary of Amalgamated Banks of South Africa); President, COO and Board member of Erste Bank Artesia Securities, Inc., a jointly owned subsidiary of Erste Bank of Austria & Artesia Banking Group of Belgium, from March 1999 to July 2002; CFO and COO of Union & Employee Affiliations, a subsidiary of USI Holdings Corp., from August 2002 to December 2008. Mr. Garone received a Bachelor of Science degree in Business Management from St. Francis College in May of 1975. Mr. Garone also received an MBA degree in Finance from Pace University in May of 1977. Mr. Garone held multiple FINRA licenses, which are currently expired, including: SIE (obtained in February 2017), Series 66 (obtained in April 2011), Series 63 (obtained in November 2005), Series 7 (obtained in April 1990), Series 53 (obtained in November 1990), Series 4 (obtained in September 1990), Series 24 (obtained in June 1990), and Series 27 (obtained in July 1981).

Bruce Cooperman (Director)

Bruce Cooperman is currently serving as Managing Partner at Nereus Advisors, LLC, a management and operational consulting services company, and has served in this role since January 2014. He founded Nereus Advisors in 2014 to provide financial and operational advisory services to businesses across two primary domains — financial technology and B2B business software services. Using his experience in management, corporate governance, capital raising and strategic investing, Mr. Cooperman provides insight and support to both management and investors. His clients are companies in the early or mid-stages of development that want to take advantage of opportunities for company-building and process development. Mr. Cooperman previously served as the Chief Financial Officer of Clearpool Group (“Clearpool”), an electronic trading software provider and independent agency broker dealer, where he was responsible for the finance, treasury, tax, legal, human resources and other administrative functions. Mr. Cooperman helped Clearpool grow and scale through strategic and operational development, directed several equity and debt capital raises, and was integral in the sale of Clearpool to BMO Financial Group in April 2020. From November 2011 to January 2014, Mr. Cooperman was the Chief Financial Officer of AppNexus, Inc., a Delaware company, where he guided AppNexus through a rapid growth stage in its development and maturation. From February 1999 to November 2011, Mr. Cooperman was Chief Financial Officer of International Securities Exchange, Inc. (“ISE”), a Delaware company, where he directed ISE’s initial public offering in 2005 and facilitated the sale of the company to Deutsche Borse AG in April 2007. From May 1997 to February 1999, Mr. Cooperman was Senior Vice President at the Board of Trade of the City of New York. From May 1993 to May 1997, Mr. Cooperman was Director of Finance and Information Technology at Fischer, Francis, Trees & Watts, Inc., an investment advisory services company, where he directed the global operations of the finance and technology divisions. From May 1984 to May 1993, Mr. Cooperman was Vice President in the Finance Division of Credit Suisse. Mr. Cooperman has served on the boards of not-for-profit and private companies and has been management liaison to audit and compensation committees. He is well versed in best practices of corporate governance, risk management and compliance. Mr. Cooperman is a graduate of the Ohio State University, where he received a B.S. degree in Accounting and Computer Science in December 1980. He lives in Ashville, North Carolina, with his family.

Each of the new Board members, other than Ms. Gallo, will receive 175,000 Restricted Stock Units

There is no family relationship between any of the new directors and the Company. Ms. Gallo presently has an employment agreement with the Company dated January 19 ,2024 which was filed as Exhibit 10.1 to a Current Report on Form 8-K dated January 19, 2024 and RSU’s which were disclosed in such 8-k.

The Company issued a press release dated May 7, 2024 announcing the appointment of the new directors and the resignation of its Chairman of the Board. A copy of the press release is attached as Exhibit 99.1 attached hereto

Resignation of Director

On April 30, 2024, Thomas F. O’Neill, the Chairman of the Board of Directors of the Company formally advised the Board of the Company that he was resigning as Chairman of Board effective April 30, 2024. Mr. O’Neill advised the Board that he reached the difficult decision to step-down due to unresolved concerns and differences of opinion in a letter, a copy of which is attached hereto as Exhibit 17.1.  Over the course of several conversations and meetings, Management of the Company and the Board discussed these matters with its outside counsel. The Board determined based upon those meetings and discussions no further action was required by the Board or Management at this time.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
17.1	Letter of Thomas F. O’Neill dated April 30, 2024
99.1	Press Release dated May 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 7, 2024	NYIAX, Inc.

	By:	/s/ Teresa Gallo
		Name:	Teresa Gallo
		Title:	Chief Executive Officer

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